AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 2000

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PYR ENERGY CORPORATION
                   -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                      ------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4580642
                          -----------------------------
                      (I.R.S. Employer Identification No.)

                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748
                   ------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              D. Scott Singdahlsen
                            1675 Broadway, Suite 1150
                                Denver, CO 80202
                                 (303) 825-3748
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                           Alan L. Talesnick, Esquire
                           Francis B. Barron, Esquire
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed
   Title of each class                  maximum              Amount of
   of securities to be             aggregate offering      registration
       registered                     price (1)(2)              fee
--------------------------------------------------------------------------------
Common Stock (3)

Preferred Stock (3)
Depositary Shares
representing
Preferred Stock (4)
Warrants (3)
--------------------------------------------------------------------------------
TOTAL                                 $75,000,000              $19,800 (5)
================================================================================

(1) In no event will the aggregate maximum offering price of all securities registered under this registration statement exceed $75,000,000, or its equivalent if some or all of the securities are denominated in one or more foreign currencies. Such amount includes any consideration to be received for securities issued upon exercise of the warrants. Any securities registered on this registration statement may be sold separately or as units with other securities registered on this registration statement.

(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Company in connection with the issuance by the Company of the securities registered on this registration statement.

(3) Subject to footnote (1), there is being registered on this registration statement an indeterminate number of shares of common stock, preferred stock, depositary shares, and warrants as may be sold, from time to time, by PYR Energy Corporation. PYR Energy Corporation also is registering hereunder an indeterminate number of shares of common stock, and preferred stock as may be issued upon conversion or exchange of any preferred stock or depositary shares or upon exercise of the warrants registered on this registration statement.

(4) To be represented by depositary receipts representing a fractional interest in a share of preferred stock.

(5)  Fee calculated pursuant to Rule 457(o).

                         ------------------------------

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities And Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       PROSPECTUS DATED DECEMBER 13, 2000
                              SUBJECT TO COMPLETION

                                                                      PROSPECTUS

                             PYR ENERGY CORPORATION

                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS

     We may offer from time to time any of the following securities:

     o    Shares of common stock

     o Shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts

     o Warrants to purchase common stock, preferred stock, or any combination of those securities

     o    Any combination of these securities.

     The total initial offering price for these securities will not exceed $75,000,000, or its equivalent if some or all of the securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

     We may sell the securities directly, through agents designated from time to time or through underwriters or dealers. If any agents or any underwriters or dealers are involved in the sale of the securities, the names of those agents, underwriters or dealers, any applicable commissions and discounts, and our anticipated net proceeds will be set forth in the applicable prospectus supplement.

     Specific terms of the particular securities to be sold pursuant to this prospectus will be set forth in one or more accompanying prospectus supplements. The prospectus supplements will include a description of the securities, the terms of the offering of the securities, and the initial price and the net proceeds we expect to receive from the sale of those securities.

     Our common stock is quoted on the American Stock Exchange under the symbol "PYR". On December 12, 2000, the closing price of the common stock was $7.5625 per share. Any common stock offered will be listed, subject to notice of issuance, on the American Stock Exchange. The applicable prospectus supplement will contain information about any listing of other securities on a securities exchange.

     Investing in our securities involves certain risks. See the "Risk Factors" section beginning on page 3.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December __, 2000

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

RISK FACTORS................................................................3

THE COMPANY.................................................................6

USE OF PROCEEDS.............................................................7

DESCRIPTION OF CAPITAL STOCK................................................7

PLAN OF DISTRIBUTION.......................................................15

LEGAL MATTERS..............................................................17

EXPERTS ...................................................................17

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION.....18

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
         AND CAUTIONARY STATEMENTS.........................................18

WHERE YOU CAN FIND MORE AVAILABLE INFORMATION..............................18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................19

                                  RISK FACTORS

     The purchase of our securities involves a high degree of risk. Before purchasing our securities, you should read this entire prospectus and consider the following factors concerning the company in addition to the other information in this prospectus.

We have a limited operating history.

     We have a limited operating history since we started in the oil and gas business in 1996. The development of our business will require substantial expenditures. Our future financial results will depend primarily on our ability to locate oil and gas and other hydrocarbons economically in commercial quantities, on our ability to provide drilling site and target depth recommendations resulting in profitable productive wells, and on the market prices for oil and natural gas. We cannot predict that our future operations will be profitable.

Oil and gas prices are highly volatile.

     Even if we are able to discover or acquire oil and gas production, of which there is no assurance, our revenues, profitability and liquidity will be highly dependent upon prevailing prices for oil and natural gas. Oil and gas prices can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. Current price levels may not be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our business.

The oil and gas business is speculative in nature.

     Sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. The marketability of our gas production, if any, will depend in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could negatively affect our ability to produce and market oil and natural gas. If market factors were to change dramatically, the financial impact on us could be substantial because we would incur expenses without receiving revenues from sales of production.

We depend on industry alliances.

     We attempt to limit financial exposure on a project-by-project basis by forming industry alliances where our technical expertise can be complemented with the financial resources and operating expertise of established companies. If we were not able to form these industry alliances, our ability to fully implement our business plan could be limited. This could have a material, negative effect on our business.

Our non-operator status limits our control over our oil and gas related projects.

     We focus primarily on providing seismic imaging and analysis and rely upon other project participants to provide and complete all other project operations and responsibilities including operating, drilling, marketing and project administration. As a result, we have only a limited ability to exercise control over a significant portion of a project's operations or the associated costs of those operations. The success of a project is dependent upon a number of factors that are outside of our area of expertise and project responsibilities. These factors include: (1) the availability of favorable term leases and required permitting for projects, (2) the availability of future capital resources by us and the other participants for the purchasing of leases and the drilling of wells, (3) the approval of other participants to the purchasing of leases and the drilling of wells on the projects, and (4) the economic conditions at the time of drilling, including the prevailing and anticipated prices for oil and gas. Our reliance on other project participants and our limited ability to directly control certain project costs could have a material negative effect on our receipt of expected rates of return on our investment in certain projects.

We may not discover reserves.

     Our future success is dependent upon our ability to economically locate oil and gas reserves in commercial quantities. Except to the extent that we acquire properties containing proved reserves or that we conduct successful exploration and development activities, or both, our proved reserves, if any, will decline as reserves are produced. Our ability to locate reserves is dependent upon a number of factors, including our participation in multiple exploration projects and technological capability to locate oil and gas in commercial quantities. We cannot predict that we will have the opportunity to participate in projects that economically produce commercial quantities of hydrocarbons in amounts necessary to meet our business plan or that the projects in which we elect to participate will be successful. There can be no assurance that our planned projects will result in significant reserves or that we will have future success in drilling productive wells at low reserve replacement costs. We have not yet established any oil and gas production, and have not booked any proved reserves.

We need additional funding to sustain our operations.

     We anticipate that we will need additional funding to sustain our operations for our oil and gas exploration plans. Since August 1997, we have been able to obtain gross proceeds of $21,165,000 through private placements of our securities. However, there is no assurance that we will be able to obtain additional financing in the future. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control.

Our exploratory drilling activities are costly and may not be profitable.

     Exploration for oil and natural gas is a speculative business involving a high degree of risk, including the risk that no commercially productive oil and gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors. These include unexpected formation and drilling conditions, pressure or other irregularities in formations, equipment failures or accidents, as well as weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Our expenditures on oil and natural gas properties could result in discoveries of oil or natural gas in commercial quantities. Some or all of our test wells, as a consequence, may not ultimately be developed into producing wells and may be abandoned. If this is the case, we will have incurred expenses for the abandoned well without receiving any revenues from that well.

Our insurance may not be sufficient to cover all our operations.

     The nature of the oil and gas business involves a variety of risks. These include the risks of operating hazards such as fires, explosions, cratering, blowouts, such as the blowout at the exploratory well in which we have an interest in East Lost Hills, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. We expect to maintain insurance against some, but not all, of these risks in amounts that we believe to be reasonable in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position.

Many of our competitors have more resources than we do.

     We compete in the areas of oil and gas exploration with other companies. Many of these competitors may have substantially larger financial and other resources than we do. From time to time, there may be competition for, and shortage of, exploration, drilling and production equipment. These shortages could lead to an increase in costs and to delays in operations that could have a material adverse effect on our business. We may therefore not be able to acquire desirable properties or equipment required to develop our properties. Problems of this nature also could prevent us from producing any oil and natural gas we discover at the rate we desire to do so.

Technology changes could put us at a competitive disadvantage.

     The oil and gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other oil and gas finding companies implement new technologies before we do, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We may not be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. One or more of the technologies that we currently utilize or implement may become obsolete in the future. If this occurs, our business could be materially adversely affected. If we are unable to utilize the most advanced commercially available technology, our business could be materially and adversely affected.

Government regulations could hurt our business.

     The production and sale of oil and gas are subject to a variety of federal, state and local government regulations, including regulations concerning the prevention of waste, the discharge of materials into the environment, the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes. Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Although we intend to be in compliance with applicable environmental and other government laws and regulations, we cannot guarantee that significant costs for compliance will not be incurred in the future. The November 1998 blowout of the East Lost Hills exploratory well in which we have an interest raises a number of these risks. However, we believe that all costs associated with the blowout have been paid for through insurance coverage or our direct payments.

Our operating results may vary significantly.

     Our operating results, as a start-up company in the oil and gas industry, may vary significantly during any financial period. These variations may be caused by significant periods of time between each of our discoveries and developments, if any, of oil or natural gas properties in commercial quantities. These variations also may be caused by the volatility associated with oil and gas prices.

Attempts to grow our business could have an adverse effect.

     Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur it will place a significant strain on our financial, technical, operational and administrative resources. As we increase our services and enlarge the number of projects we are evaluating or in which we are participating, there will be additional demands on our financial, technical and administrative resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations.

We depend on key employees.

     We are highly dependent on the services of D. Scott Singdahlsen, our Chief Executive Officer and President, Andrew P. Calerich, our Chief Financial Officer, and our other geological and geophysical staff members. The loss of the services of any of them could hurt our business. We do not have an employment contract with Mr. Singdahlsen, Mr. Calerich or any other employee.

Our business may be limited.

     We currently are pursuing only the oil and gas exploration business. Although we are involved in other oil and gas projects, we are concentrating the majority of our initial oil and gas exploration efforts in the San Joaquin Basin. We are involved in eight separate and distinct projects in the San Joaquin Basin, but our exploration efforts are concentrated in this same general area and this lack of diverse business operations subjects us to a high degree of concentration of risks. Our future success may depend upon our success in discovering and developing oil and gas in commercial quantities on our San Joaquin properties and upon the general economic success of the oil and gas industry.

                                   THE COMPANY

     PYR Energy Corporation is a development stage independent oil and gas exploration company whose strategic focus is the application of advanced seismic imaging and computer-aided exploration technologies in the systematic search for commercial hydrocarbon reserves, primarily in the onshore western United States. We attempt to leverage our technical experience and expertise with seismic data to identify exploration and exploitation projects with significant potential economic return. We currently intend to participate in exploration projects as a non-operating, working interest owner, sharing both risks and rewards with our joint venture partners. We have and will continue to pursue exploration opportunities in regions where we believe significant opportunity for discovery of oil and gas exists. By reducing drilling risk through seismic technology, we seek to improve the expected return on investment in our oil and gas exploration projects.

     Our predecessor was founded in 1996 by two geoscientists with extensive seismic and geological experience in the western United States. Our employees have extensive experience in exploration, exploitation and the application of advanced geophysical technologies. Our business plan involves the following strategy:

     o Focus on high-impact exploration plays in the western United States in under-exploited or under-explored mature basins
     o Gain access to large, non-performing or under-performing acreage positions
     o    Focus on play concepts that are expandable within a basin or region
     o Use advanced seismic imaging, processing and visualization to reduce drilling risks
     o    Use seismic to capture resolution of trapping geometry
     o    Leverage technical expertise with outside capital resources
     o    Retain control of the pre-drill exploration process
     o    Retain sizable working interest in each prospect
     o    Use industry partners for local operating expertise

     We were incorporated in March 1996 in the state of Delaware under the name Mar Ventures Inc. Effective as of August 6, 1997, we purchased all the ownership interests of PYR Energy, LLC, an oil and gas exploration company. Also on that date, we issued units of our common stock and common stock purchase warrants for approximately $1,700,000, net of fees and commissions. The warrants subsequently expired without exercise. Effective as of November 12, 1997, we changed our name to PYR Energy Corporation.

     Our offices are located at 1675 Broadway, Suite 1150, Denver, Colorado 80202. The telephone number is (303) 825-3748, the facsimile number is (303) 825-3768, and our web site is www.pyrenergy.com.

                                 USE OF PROCEEDS

     Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include the repayment of outstanding indebtedness, working capital increases, capital expenditures and acquisitions. Pending application, the proceeds may be invested in short-term obligations or qualified government or marketable securities. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any prospectus supplement will be described in that prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital consists of 50,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock. We had 19,204,069 shares of common stock issued and outstanding as of November 28, 2000, and these outstanding shares were held by approximately 2,250 stockholders. We also had outstanding 14,263 shares of Series A Preferred Stock held by 54 holders. We also has an aggregate of 908,693 warrants outstanding to purchase 908,693 shares of our common stock.

     The following is a description of our securities, some or all of which may be offered pursuant to prospectus supplements.

Common Stock

         Each share of the common stock is entitled to share equally with each other share of common stock in dividends if and when declared by the board of directors. Upon our liquidation or dissolution, whether voluntary or involuntary, each share of common stock is entitled to share equally in our assets that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder has the right to vote that number of shares for as many persons as there are directors to be elected. Cumulative voting is not allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. The holders of more than 50 percent of the shares of common stock could, therefore, if they chose to do so and unless subject to a voting agreement to the contrary, elect all our directors. All outstanding shares of common stock and all shares underlying the warrants when issued will be fully paid and nonassessable by the Company. The board of directors is authorized to issue additional shares of common stock within the limits authorized by our Certificate Of Incorporation and without stockholder action.

     We have not paid any cash dividends since our inception.

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     We reserved a sufficient number of shares of common stock for issuance upon the exercise of options under our 1997 and 2000 Stock Option Plans.

     Anti-Takeover Provisions Of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. Generally, that law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes a merger, asset sale and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of the Company.

     Director Liability. Our certificate of incorporation contains a provision that limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of our directors and stockholders for monetary damages for breaches of their fiduciary duty of care. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law or in respect of any transaction from which a director received an improper personal benefit. Our certificate of incorporation provides that if the Delaware General Corporation Law is amended to further limit such liability, then the liability of directors will be limited or eliminated to the maximum extent permitted by law as so amended.

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock. At the present time, 25,000 shares of preferred stock are designated as the Series A Preferred Stock and were issued in April 1999 upon the conversion of convertible promissory notes that we issued in November 1998. See below "-Series A Preferred Stock". Under our certificate of incorporation, the board of directors may from time to time establish and issue one or more series of preferred stock and fix the designations, powers, preferences and rights of the shares of that series and the qualifications, limitations or restrictions on those shares. A description of possible terms is set forth below. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class, without a separate vote of the holders of the preferred stock, or any series of preferred stock, unless a vote of any such holders is required pursuant to any certificate of designation relating to a series of preferred stock.

     The following description of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not

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


purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws and the certificate of designation relating to each series of preferred stock, which will be filed with the SEC in connection with the offering of that series of preferred stock.

     General. Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, relative rights, preferences and limitations of that series. These may include provisions concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or sinking funds, and other subjects or matters as may be fixed by resolution of the board of directors or a duly authorized committee of the board. The preferred stock will, when issued, be fully paid and nonassessable upon issuance against the full payment of the purchase price for that stock, and will not have, or be subject to, any preemptive or similar rights.

     Reference is made to the prospectus supplement relating to the series of preferred stock offered by that supplement for specific terms, including the following:

     o    the class or series, title and stated value of that preferred stock;

     o the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

     o the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of those terms applicable to that preferred stock;

     o whether dividends on that preferred stock will be cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

     o the procedures for any auction and remarketing, if any, for that preferred stock;

     o    provisions for a sinking fund, if any, for that preferred stock;

     o    provisions for redemption, if applicable, of that preferred stock;

     o    any listing of that preferred stock on any securities exchange;

     o the terms and conditions, if applicable, upon which that preferred stock will be convertible into other of our securities, including the conversion price (or manner of calculation of the conversion price);

     o whether interests in that preferred stock will be represented by depositary shares;

     o a discussion of certain federal income tax considerations applicable to that preferred stock; and

     o any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

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     Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to (as applicable) dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank

     o senior to all classes or series of our common stock and to all our equity securities the terms of which provide that those equity securities are subordinated to that preferred stock;

     o on a parity with all our equity securities other than those referred to in previous and following clauses;

     o junior to all our equity securities which the terms of that preferred stock provide will rank senior to it.

     For these purposes, the term "equity securities" does not include convertible debt securities.

     Transfer Agent And Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

     Series A Preferred Stock

     The notes we issued in November 1998 were automatically converted into 25,000 shares of our redeemable convertible Series A Preferred stock in April 1999 when our stockholders approved the Series A Preferred. All the Series A Preferred subsequently were converted into 4,166,667 shares of common stock.

     Description Of Depositary Shares

     General. We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of a series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named in the depositary agreement and the holders from time to time of the depositary receipts issued by the preferred stock depositary that will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of a series of preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request. The statements made in this prospectus relating to the deposit agreement and the depositary receipts to be issued under the depositary agreement are summaries of certain anticipated provisions of those agreements and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

     Dividends And Other Distributions. The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution. If that occurs, the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to the holders.

     Withdrawal Of Preferred Stock. Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption), the holders of those receipts will be entitled to delivery at that office, to or upon that holder's order, of the number of whole or fractional shares of the series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares for those shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

     Redemption. Whenever we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of that series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends on those shares to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method we determine. From and after the date fixed for redemption, all dividends in respect of the shares of a series of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon that redemption and any money or other property to which the holders of those depositary receipts were entitled upon that redemption and surrender of those depositary receipts to the preferred stock depositary.

     Voting. Upon receipt of notice of any meeting at which the holders of a series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary shares. The preferred stock depositary will vote the amount of that series of preferred stock represented by that depositary shares in accordance with those instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

     Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

     Conversion. The depositary shares, as such, are not convertible into common stock or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of common stock, other shares of preferred stock or other shares of our capital stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect of those depositary receipts, we will cause the conversion of those depositary receipts using the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

     Amendment And Termination Of The Deposit Agreement. The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold that receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock subject to that deposit agreement consents to that termination, in which case the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of each such series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts. In addition, the deposit agreement will automatically terminate if (1) all outstanding depositary shares issued under that agreement shall have been redeemed, (2) there shall have been a final distribution in respect of each series of preferred stock subject to that deposit agreement in connection with any liquidation, dissolution or winding up of the Company and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that series of preferred stock or (3) each share of preferred stock subject to that deposit agreement shall have been converted into capital stock not so represented by depositary shares.

     Charges Of Preferred Stock Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

     Resignation And Removal Of Preferred Stock Depositary. The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Miscellaneous. The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related preferred stock.

     Pursuant to the terms of the deposit agreement, neither the preferred stock depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond either of our control, performing our respective obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performing their respective duties under the agreement in good faith and without negligence (in the case of any action or inaction in the voting of a series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and the Company and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a series of preferred stock represented by those receipts unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on the claims, requests or instructions received from us.

     Description Of Warrants

     We may issue warrants for the purchase of preferred stock and common stock. Warrants may be issued independently or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from that preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of that series of warrants.

     General. If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including, in the case of warrants for the purchase of preferred stock or common stock, the following where applicable:

     o    the offering price;

     o the aggregate number of shares purchasable upon exercise of the warrants and the exercise price;

     o the designation and terms of the series of preferred stock or common stock with which those warrants are being offered, if any, and the number of those warrants being offered with each such preferred stock or common stock;

     o the date, if any, on and after which those warrants and any related series of preferred stock or common stock will be transferable separately;

     o the date on which the right to exercise those warrants shall commence and the expiration date;

     o    any special United States Federal income tax consequences;

     o the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

     o    any other terms of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the applicable warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of those warrants will not have any rights of holders of that preferred stock or common stock, including the right to receive payments of dividends, if any, on that capital stock, or to exercise any applicable right to vote.

     Exercise Of Warrants. Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock, as the case may be, at the exercise price as shall in each case be set forth in, or shall be calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date (or such later date to which the expiration date may be extended by us),unexercised warrants will become void.

     Warrants may be exercised by delivering to the applicable warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price in cash or by certified or official bank check, subject to the receipt within five (5) business days of the warrant certificate evidencing those warrants. Upon receipt of that payment at the corporate trust office of the applicable warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the preferred stock or common stock, as the case maybe, purchasable upon that exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

     Amendments And Supplements To Warrant Agreements. The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued under those agreements to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the applicable warrants.

     Warrant Adjustments. The applicable prospectus supplement will specify the manner, if any, in which the exercise price of, and the number or amount of securities covered by, a warrant for preferred stock or common stock is subject to adjustment in certain circumstances.

Currently Outstanding Warrants

     The following warrants are currently outstanding:

     o warrants to purchase 168,037 shares of common stock at an exercise price of $2.50 until May 14, 2004 held by 23 holders, which warrants have been called for redemption and, if not exercised, will be redeemed for $.001 per warrant on December 28, 2000;

     o warrants to purchase 22,000 shares of common stock at an exercise price of $4.25 until May 19, 2003 held by 10 holders;

     o warrants to purchase 425,714 shares of common stock at an exercise price of $4.80 until July 31, 2003 held by 21 holders; and

     o warrants to purchase 70,875 shares of common stock at an exercise price of $5.50 until July 31, 2003 held by one holder.

                              PLAN OF DISTRIBUTION

     We may sell the securities in and/or outside the United States in any of the following manners:

     o    through underwriters;

     o    through dealers acting as principal or as agent;

     o    directly to a limited number of purchasers or to a single purchaser;
          or

     o    through agents.

     The applicable prospectus supplement with respect to any offering of securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds from that sale, any delayed delivery arrangements, any discounts or commissions and other items constituting compensation allowed or paid to any underwriters, dealers or agents, any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to those securities, the obligations of the underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

     Dealers

     If dealers are utilized in the sale of securities in respect of which this prospectus is delivered, we will sell those securities to the dealers acting as principals or agents. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The terms of the transaction will be set forth in the prospectus supplement relating to those securities to the extent required by the Securities Act.

     Direct Sales

     The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement relating to those securities to the extent required by the Securities Act. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     The securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any such sales, including the terms of any bidding or auction process, will be described in the prospectus supplement relating to those securities.

     Sales By Agents

     If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

     Over-Allotments And Stabilization

     In connection with the offering, the underwriters may purchase and sell the additional securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required to purchase from us in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriters if those securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Indemnification

     Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those agents, dealers or underwriters may be required to make in accordance with that agreement. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business or otherwise.

     Trading Markets

     Each series of securities, other than the common stock, will be a new issue with no established trading market. The common stock is listed on the American Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. We may elect to list any series of preferred stock, depositary shares or warrants on an exchange, but are not obligated to do so. If so indicated in the applicable prospectus supplement, any underwriters or agents to or through whom securities are sold by us may make a market in those securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

                                  LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered in this prospectus. Attorneys employed by that law firm beneficially own 31,950 shares of our common stock and warrants to purchase 1,675 shares of common stock.

                                     EXPERTS

     The financial statements appearing in our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000 have been audited by Wheeler Wasoff, P.C., independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. Those financial statements are incorporated in this prospectus by reference in reliance upon that report and upon the authority of that firm as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, our board of directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our bylaws grant this indemnification to our officers and directors.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS

     This prospectus and the documents incorporated into this prospectus by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in this prospectus, including the "Risk Factors" section, and in the documents incorporated into this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                  WHERE YOU CAN FIND MORE AVAILABLE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. The registration statement on Form S-3, together with any amendments, are referred to in this prospectus as the registration statement. This prospectus does not contain all the information set forth in the registration statement and exhibits to the registration statement, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement. In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, and those statements are qualified in all respects by this reference.

     We are subject to the periodic reporting and other informational requirements of the Exchange Act. The reports and other information that we file with the SEC can be inspected and copied at the following public reference facilities maintained by the SEC:

     o    450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024
     o    500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
     o    7 World Trade Center, New York, New York 10048.

     Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that previously were, or are required in the future to be, filed with the SEC (File No. 001-14462) pursuant to the Exchange Act are incorporated into this prospectus by reference:

     o    Our Annual Report on Form 10-KSB for the year ended August 31, 2000;

     o Our Proxy Statement dated February 18, 2000 concerning our Annual Meeting of Stockholders held on March 13, 2000;

     o Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to D. Scott Singdahlsen, President, PYR Energy Corporation, 1675 Broadway, Suite 1150, Denver, Colorado 80202, telephone number (303) 825-3748.

                                                     PYR ENERGY CORPORATION
              ---------------------

                TABLE OF CONTENTS

                                       Page
                                       ----

RISK FACTORS...........................  3
THE COMPANY............................  6
USE OF PROCEEDS........................  7
DESCRIPTION OF CAPITAL STOCK...........  7
PLAN OF  DISTRIBUTION.................. 15
LEGAL MATTERS.......................... 17
EXPERTS................................ 17
SECURITIES AND EXCHANGE
  COMMISSION POSITION ON
  CERTAIN INDEMNIFICATION.............. 18
DISCLOSURE REGARDING FORWARD-                     ________________________
  LOOKING STATEMENT
  CAUTIONARY STATEMENTS................ 18                PROSPECTUS
WHERE YOU CAN FIND MORE AVAILABLE                 ________________________
  INFORMATION.......................... 18
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE............... 19





                                                         December __, 2000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.

      Registration and filing fee........................     $ 19,800
      Printing and engraving expenses*...................     $ 20,000
      Accounting fees*...................................     $  3,500
      Legal fees*........................................     $ 20,000
      Blue Sky fees and expenses*........................     $ 10,000
      Registration fees..................................     $ 10,000
      Miscellaneous*.....................................     $  1,700
                                                              --------
      Total..............................................     $ 85,000
                                                              ========

---------------------
     *  Estimated.

Item 15. Indemnification Of Directors And Officers.

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . ."

     The Board Of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors, officers, and other representatives of the Company for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative.

Item 16. Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number   Description
------   -----------

**1.1 Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Securities.

**1.2    Form of Agency Agreement.

**1.3    Form of Distribution Agreement.

**4.1    Form of Designating Amendment for Preferred Stock.

**4.2    Form of Deposit Agreement.

**4.3    Form of Warrant Agreement between the Company and the Warrant Agent.

**5 Opinion of legal counsel regarding legality of securities being registered.

*23.1    Consent of legal counsel.

*23.2    Consent of Wheeler Wasoff, P.C.

24.1     Power of Attorney (included in Part II of Registration Statement).


---------------
*    Filed herewith.
** To be filed either by amendment or as an exhibit to a report of the Company filed pursuant to the Securities Exchange Act of 1934, as amended and incorporated.

Item 17. Undertakings.

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     Provided, however, that the provisions of this Section 1 do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the undersigned under the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on December 13, 2000.

                              PYR ENERGY CORPORATION



                              By:  /s/ D. Scott Singdahlsen
                                   ---------------------------------------------
                                   D. Scott Singdahlsen, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures appearing below to this Registration Statement, hereby constitute and appoint D. Scott Singdahlsen or Andrew P. Calerich, and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

         Signatures                     Title                        Date
         ----------                     -----                        ----


 /s/ D. Scott Singdahlsen     Chief Executive Officer          December 13, 2000
--------------------------    (Principal Executive Officer);
D. Scott Singdahlsen          President; and Chairman Of
                              The Board


 /s/ Keith F. Carney          Director                         December 13, 2000
--------------------------
Keith F. Carney


 /s/ S.L. Hutchison           Director                         December 13, 2000
--------------------------
S.L. Hutchison


 /s/ Bryce W. Rhodes          Director                         December 13, 2000
--------------------------
Bryce W. Rhodes


 /s/ Andrew P. Calerich       Chief Financial Officer          December 13, 2000
--------------------------    (Principal Financial Officer
Andrew P. Calerich            Principal Accounting Officer);
                              Vice President; and
                              Secretary

                                  EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number   Description
------   -----------

**1.1 Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Securities.

**1.2    Form of Agency Agreement.

**1.3    Form of Distribution Agreement.

**4.1    Form of Designating Amendment for Preferred Stock.

**4.2    Form of Deposit Agreement.

**4.3    Form of Warrant Agreement between the Company and the Warrant Agent.

**5 Opinion of legal counsel regarding legality of securities being registered.

*23.1    Consent of legal counsel.

*23.2    Consent of Wheeler Wasoff, P.C.

24.1     Power of Attorney (included in Part II of Registration Statement).


---------

*    Filed herewith.
** To be filed either by amendment or as an exhibit to a report of the Company filed pursuant to the Securities Exchange Act of 1934, as amended and incorporated.